Exhibit 21

Subsidiaries of DocGo Inc.

The registrant’s subsidiaries and affiliates as of December 31, 2022 are included in the list below.

Name	Jurisdiction
AF DE LNZ LLC	Delaware, United States
AF PR Ambulnz, LLC	Puerto Rico, United States Territory
AF WI LNZ, LLC	Wisconsin, United States
AF WI, LLC	Wisconsin, United States
Ambulnz AL, LLC	Alabama, United States
Ambulnz CO, LLC	Colorado, United States
Ambulnz Community Partners Ltd	England and Wales
Ambulnz Health, LLC	Delaware, United States
Ambulnz Holdings, LLC	Delaware, United States
Ambulnz NJ, LLC	New Jersey, United States
Ambulnz NJ-PA, LLC	Delaware, United States
Ambulnz NY 2, LLC	Delaware, United States
Ambulnz NY 3, LLC	Delaware, United States
Ambulnz NY 5, LLC	New York, United States
Ambulnz NY, LLC	Delaware, United States
Ambulnz PA, LLC	Pennsylvania, United States
Ambulnz RE 1, LLC	New York, United States
Ambulnz TN, LLC	Tennessee, United States
Ambulnz TX, LLC	Texas, United States
Ambulnz UK LTD	England and Wales
Ambulnz UK, LLC	Delaware, United States
Ambulnz, Inc.	Delaware, United States
Ambulnz-FMC AL, LLC	Alabama, United States
Ambulnz-FMC MO LLC	Missouri, United States
Ambulnz-FMC North America LLC	Delaware, United States
Ambulnz-FMC NY, LLC	New York, United States
Ambulnz-FMC TN, LLC	Tennessee, United States
Ambulnz-PA WC, LLC	Pennsylvania, United States
ARM Insurance, Inc.	Vermont, United States
AZ Ambulette, LLC	New York, United States
Century Ambulnace Services Inc.	New York, United States
Community Ambulnace Services, ltd	England and Wales
Dara Development OU	Estonia
Dara Technologies, LLC	Delaware, United States
DocGo EMS Training Center, LLC	New York, United States
EMS DIRECT, LLC	Texas, United States
Exceptional Medical Transport LLC	New Jersey, United States
First Responder Services, LLC	California, United States
Government Medical Services LLC	Delaware, United States
Healthworx LLC	Delaware, United States
Location Medical Services	England and Wales
MedResponse CA, LLC	California, United States
Medresponse, LLC	Delaware, United States
National Providers Association, LLC	Delaware, United States
Rapid Reliable Testing CA, LLC	California, United States
Rapid Reliable Testing FL, LLC	Florida, United States
Rapid Reliable Testing NY, LLC	New York, United States
Rapid Reliable Testing, LLC	Delaware, United States
Ryan Brother LLC	Wisconsin, United States